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                                                                      EXHIBIT 16


October 8, 1999
Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street Northwest
Washington, D.C. 20549



Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated October 7, 1999 of K-tel International, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/  Arthur Andersen LLP
     Arthur Andersen LLP

     Copy to:
     Steven Kahn, Chief Financial Officer, K-tel International, Inc.